+ Online Go to www.envisionreports.com/INTL or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 11:59pm, Central Time, on June 23, 2020. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the INTL FCSTONE INC. Shareholder Meeting to be Held on June 24, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the special shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the special meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and other proxy materials are available at www.envisionreports.com/INTL. www.envisionreports.com/INTL Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/INTL. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 12, 2020 to facilitate timely delivery. 2NOT + 039IWB

Shareholder Meeting Notice The 2020 Special Meeting of Shareholders of INTL FCStone Inc. will be held at INTL FCStone Inc., 1251 NW Briarcliff Parkway – Suite 800, Kansas City, Missouri 64116 , on June 24, 2020 at 10:00 a.m. (Central Time). Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Proposal 1. The Proposals are: 1. To approve an amendment to the Company’s certificate of incorporation to change the name of the Company to “StoneX Group Inc.”; and 2. To transact such other business as may properly come before the meeting. The Board of Directors has fixed the close of business on May 5, 2020 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting or any adjournment(s) thereof. Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Special Meeting. The following materials are available for you to review online: • the Special Meeting Proxy Statement; and • any amendments to the foregoing materials that are required to be furnished to shareholders. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/INTL. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials INTL FCSTONE INC.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 12, 2020.